LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS




March 5, 2001


Securities and Exchange Commission
450 5th
St.,
N.W.
Washington, D.C. 20549


Re:    Power of Attorney
for Forms 4
and 5
	  Issuer:  I-Flow Corporation (IFLO)


I
hereby authorize
and designate James R. Talevich, Chief Financial Officer of I-Flow
Corporation to sign and file Form 4 "Statement of Changes in Beneficial
Ownership of Securities," and Form 5 "Annual Statement of
Changes in
Beneficial Ownership," as appropriate, on my behalf. This authorization continues until further notice.


Sincerely,


/s/ Joel S. Kanter


Joel S. Kanter